Exhibit 99.1

RADIATION THERAPY SERVICES HOLDINGS, INC.

PRESS RELEASE

Contacts:
Amy Glynn/Nick Laudico
The Ruth Group
646-536-7023 / 7030
aglynn@theruthgroup.com
nlaudico@theruthgroup.com

Radiation Therapy Services Holdings, Inc. Appoints Bryan J. Carey As Chief Financial Officer

FORT MYERS, Florida, January 4, 2012 — Radiation Therapy Services Holdings, Inc. (“Radiation Therapy Services” or the “Company”) announced today the appointment of Bryan J. Carey as Vice Chairman and Chief Financial Officer of Radiation Therapy Services, effective January 1, 2012.  Mr. Carey had been serving as interim Chief Financial Officer since May 2011.

Dr. Daniel Dosoretz, President and Chief Executive Officer of the Company, said, “I am thrilled to have Bryan as our CFO. He has added tremendous depth to the management team, while gaining a thorough knowledge of our operations and helping to drive growth. He represents the best and most logical candidate for the position and we expect him to play an instrumental role in our growth strategy going forward.  In addition to overseeing finance and information technology, Bryan will also work closely with senior management on corporate development and the oversight of our Medical Developers operations in Latin America.  Bryan works extremely well with our existing management team and I am pleased to welcome him as a permanent member of my team.”

Mr. Carey is transitioning to the role of CFO from his position as Managing Director of Vestar Capital Partners, a leading private equity firm, with approximately $8 billion in capital under management, and the Company’s majority shareholder, where he spent 11 years providing guidance and counsel to the management teams of Vestar portfolio companies, including Radiation Therapy Services.  During his tenure at Vestar, Mr. Carey also served in various management roles at portfolio companies.  Mr. Carey will remain on Radiation Therapy’s Board of Directors, and will serve as Senior Advisor to Vestar, where he will remain on the boards of directors of other healthcare portfolio companies.

Prior to joining Vestar in October 2000, Mr. Carey was Executive Vice President, CFO and Managing Director — Europe of Aearo Corporation, a global manufacturer of personal protection equipment. Prior to joining Aearo, Mr. Carey was Director of Strategic Planning at Cabot Corporation from 1992 to 1994 and a principal with Chemical Venture Partners from 1982 to 1992. Mr. Carey earned an M.B.A. with Distinction from The Wharton School at the University of Pennsylvania and an A.B. in Economics from Georgetown University.

About Radiation Therapy Services

Radiation Therapy Services Holdings, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of advanced radiation therapy services to cancer patients. In total, the Company operates 127 treatment centers, including 96 centers located in 16 U.S. states, 30 centers located in nine countries in Latin America and 1 center located in India.  The Company is headquartered in Fort Myers, Florida.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  These statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited those risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

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